Exhibit 99.2
Second Quarter 2011 Earnings Conference Call July 28, 2011

Forward-Looking Statements 2 Certain items in this presentation and other information we provide from time to time may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to future events and financial performance. Words such as "anticipates," "expects," "intends," "plans," "projects," "believes," "appears," "may," "will," "would," "could," "should," "seeks," "estimates" and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements in this presentation, including operating ratio goals. RailAmerica, Inc. can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this presentation. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from RailAmerica, Inc.'s expectations include, but are not limited to, prolonged capital markets disruption and volatility, general economic conditions and business conditions, our relationships with Class I railroads and other connecting carriers, our ability to obtain railcars and locomotives from other providers on which we are currently dependent, legislative and regulatory developments including rulings by the Surface Transportation Board or the Railroad Retirement Board, strikes or work stoppages by our employees, our transportation of hazardous materials by rail, rising fuel costs, goodwill assessment risks, acquisition risks, competitive pressures within the industry, risks related to the geographic markets in which we operate; and other risks detailed in RailAmerica, Inc.'s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. In addition, new risks and uncertainties emerge from time to time, and it is not possible for RailAmerica, Inc. to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this presentation. RailAmerica, Inc. expressly disclaims any obligation to release publicly any updates or revisions to any forward- looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Executive Summary John Giles, President and Chief Executive Officer 3

Second quarter 2011 overview 4 Strategic Focus Accomplishments Organic Growth External Growth Financial Flexibility Revenue increased 17% Carloads declined 3% Average freight revenue per car up 11% Non-freight revenue up 59% Operating income (excluding 45G, asset sales & impairments) up 16%1 Adjusted income from continuing operations2 of $0.24 per share Acquired three railroads in Alabama Continue to actively pursue acquisitions $116 million of cash as of 6/30/11 ______________________ Note: (1) See page 23 for a reconciliation to GAAP. Reported operating income up 24% for Q2 2011 versus Q2 2010. (2) See page 24 for a reconciliation to GAAP. Reported income from continuing operations of $0.17 per share for Q2 2011.

Commercial Update Charlie Patterson, Chief Commercial Officer 5

6 ($in millions) Q2 2011 revenue up $19.8 million versus Q2 2010. Significant growth in non-freight revenue, strong pricing and growth in fuel surcharge offset lower volume. Freight Revenue $7.3 Second quarter 2011 revenue up 17% ______________________ Note: Numbers may not add or recalculate due to rounding. +17%

Second quarter 2011 carloads declined 3%, up 2% excluding coal 7 ______________________ Note: Numbers may not add or recalculate due to rounding.

Second quarter 2011 average freight revenue per carload up 11% 8 Change in Average Freight Revenue per Carload (Versus Prior Year Period) Core price increases in the + 4% range.

Second quarter non-freight revenue up 59% 9 ______________________ Note: Numbers may not add or recalculate due to rounding. (1) Acquisitions include Atlas (closed 7/1/10) and three Alabama railroads (closed 5/11/11) Non-freight revenue (reported) increase driven by solid growth in all areas except car hire. Excluding acquisitions, non-freight revenue grew 21%.

Operational Update John Giles, President and Chief Executive Officer 10

Continued focus on operating ratio improvement 11 Operating Ratio - excluding 45G benefit, asset sales and impairments negatively impacted by fuel and weather Fuel expense up 170 basis points Other expenses down 160 basis points ______________________ Note: (1) See page 23 for a reconciliation to GAAP. (2) Numbers may not add or recalculate due to rounding.

Safety trends 12 ______________________ Note: RailAmerica includes Canadian railroads and excludes Atlas. PI ratio rate per 200,000 man hours worked. FRA = Federal Railroad Administration. FRA Reportable Train Accidents FRA Reportable Train Accident Ratio

Financial Update Clyde Preslar, Chief Financial Officer 13

Second quarter 2011 EPS totaled $0.17 per share including 45G benefit 14 ______________________ Note: Numbers may not add due to rounding. NM = not meaningful.

Second quarter 2011 adjusted income from continuing operations was $0.24 per share including $0.06 per share from 45G benefit 15 ______________________ Note: (1) Q2 2011 cash taxes paid were $0.8 million . (2) Numbers may not add due to rounding.

Second quarter 2011 detailed results compared to prior year 16 ______________________ Note: (1) See page 23 for a reconciliation to GAAP.

Capital expenditures 17 Capital Expenditures ______________________ Note: Numbers may not add due to rounding.

Favorable tax attributes enhance cash flow and value to shareholders 18 Federal net operating loss carryforward (NOL's) of $79 million (as of 12/31/10) Unused 45G credits of $95 million (as of 12/31/10) 45G credits approved for 2011 Expect to pay minimal cash taxes over the next 5+ years Second quarter 2011 summary Financial statement income tax expense: $2.4 million Cash taxes paid: $0.8 million

Strong capital structure supports organic growth and strategic investments 19 Capitalization ______________________ Note: Numbers may not add due to rounding.

Q3 and full year estimates 20 ______________________ Note: (1) Assumes no acquisitions or debt repayment and does not include interest income on cash balances. (2) Assumes ~ $18 million in full year project capital.

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Appendix 22

Operating Income and Operating Ratio Excluding 45G Benefit Reconciliation to GAAP & Operating Income and Operating Ratio Excluding 45G Benefit, Asset Sales & Impairments Reconciliation to GAAP 23 ______________________ Note: (1) Numbers may not add due to rounding. Operating Income Excluding 45G Benefit, Operating Ratio Excluding 45G Benefit, Operating Income Excluding 45G Benefit, Asset Sales & Impairments and Operating Ratio Excluding 45G Benefit, Asset Sales & Impairments are supplemental measures of profitability that are not calculated or presented in accordance with U.S. generally accepted accounting principles ("GAAP"). We use non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. However, Operating Income Excluding 45G Benefit, Operating Ratio Excluding 45G Benefit, Operating Income Excluding 45G Benefit, Asset Sales & Impairments and Operating Ratio Excluding 45G Benefit, Asset Sales & Impairments have limitations as an analytical tool. They are not measurements of our profitability under GAAP and should not be considered as an alternative to Operating Income or Operating Ratio as a measure of profitability. Operating Income Excluding 45G Benefit and Operating Ratio Excluding 45G Benefit assist us in measuring our performance and profitability of our operations without the impact of monetizing the 45G Tax Benefit. Operating Income Excluding 45G Benefit, Asset Sales & Impairments and Operating Ratio Excluding 45G Benefit, Asset Sales & Impairments assist us in measuring our performance and profitability of our operations without the impact of monetizing the 45G Tax Benefit, Asset Sales and Impairments. The following table sets forth the reconciliation of Operating Income Excluding 45G Benefit from our Operating Income, Operating Ratio Excluding 45G Benefit from our Operating Ratio, Operating Income Excluding 45G Benefit, Asset Sales & Impairments from our Operating Income and Operating Ratio Excluding 45G Benefit, Asset Sales & Impairments from our Operating Ratio.

Adjusted income from continuing operations reconciliation to GAAP 24 ______________________ Note: (1) Numbers may not add due to rounding. Adjusted income from continuing operations is a supplemental measure of profitability that is not calculated or presented in accordance with U.S. generally accepted accounting principles ("GAAP"). We use non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. However, Adjusted income from continuing operations has limitations as an analytical tool. It is not a measurement of our profitability under GAAP and should not be considered as an alternative to Income (loss) from continuing operations as a measure of profitability. Adjusted income from continuing operations assists us in measuring our performance and profitability of our operations without the impact of transaction costs related to debt extinguishment, acquisitions, impairment of assets and swap termination. The following table sets forth the reconciliation of Adjusted income from continuing operations.

Adjusted EBITDA reconciliation to GAAP 25 Adjusted EBITDA, is a supplemental measure of liquidity that is not calculated or presented in accordance with U.S. generally accepted accounting principles ("GAAP"). We use non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. However, Adjusted EBITDA has limitations as an analytical tool. It is not a measurement of our cash flows from operating activities under GAAP and should not be considered as an alternative to cash flow from operating activities as a measure of liquidity. Adjusted EBITDA assists us in monitoring our ability to undertake key investing and financing functions such as making investments, transferring property, paying dividends, and incurring additional indebtedness, which are generally prohibited by the covenants under our senior secured notes unless we met certain financial ratios and tests. Adjusted EBITDA represents EBITDA before impairment of assets, equity compensation costs and acquisition costs. EBITDA, also a non-GAAP financial measure, is defined as net income (loss) before interest expense, provision for (benefit from) income taxes and depreciation and amortization. The following tables set forth the reconciliation of Adjusted EBITDA from our cash flow from operating activities (in thousands):

Adjusted EBITDA reconciliation to GAAP (continued) 26

45G tax credit 27 ______________________ Note: (1) Numbers may not add due to rounding.